EXHIBIT 3(h)

                          CERTIFICATE OF INCORPORATION

                                       OF

                              CRIIMI MAE CMBS CORP.


                     Pursuant to the General Corporation Law
                            of the State of Delaware


                  FIRST: The name of the Corporation is CRIIMI MAE CMBS Corp. (hereinafter called the "Corporation").

                  SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name and address of the Corporation's registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                  THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation are:

(a) to acquire, own, hold, sell, deliver, receive, transfer, assign, pledge, finance, refinance, reinvest any distributions or payments on, and otherwise deal with, and to form and comparably deal with pools of:

                           (i) "fully modified pass-through" certificates ("GNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA"), a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development organized and existing under Title III of the National Housing Act of 1934;

                           (ii) Guaranteed Mortgage Pass-Through
                  Certificates ("FNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA"), a federally chartered, privately owned corporate instrumentality of the United States organized and existing under the Federal National Mortgage Association Charter Act;

                           (iii) Mortgage Participation Certificates
                  ("FHLMC Certificates") issued and guaranteed as to timely payment of interest and ultimate or full payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC"), a


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                  federally chartered instrumentality of the United States
                  organized and existing under Title III of the Emergency Home Finance Act of 1970;

                           (iv) Guaranteed Agricultural Mortgage-Backed Securities ("FAMC Certificates") guaranteed as to timely payment of principal and interest by the Federal Agricultural Mortgage Corporation ("FAMC"), a federally chartered instrumentality of the United State organized and existing under Title VIII of the Farm Credit Act of 1971;

                           (v)  any other participation certificates,
                  pass-through certificates or other obligations or interests backed directly or indirectly by mortgage loans and issued or guaranteed by GNMA, FNMA, FHLMC or FAMC (collectively with the GNMA Certificates, FNMA Certificates, FHLMC and FAMC Certificates, the "Agency Securities");

                           (vi)  mortgage-backed securities, which
                  securities need not be issued or guaranteed, in whole or in part, by any governmental entity, issued by one or more private entities (hereinafter referred to as "Private Securities");

                           (vii) mortgage loans secured by first, second or more junior liens on (A) one-to four-family residential properties, (B) multifamily properties that are either rental or cooperative apartment buildings or projects containing multiple residential units or that are manufactured housing communities, (C) commercial properties, (D) mixed commercial and residential properties or (E) leasehold interests in any of the foregoing, regardless of whether insured or guaranteed in whole or in part by any governmental entity, participation interests or stripped interests in such mortgage loans ("Mortgage Loans");

                           (viii) conditional sales contracts and
                  installment sales or loan agreements or participation interests therein secured by manufactured housing ("Contracts"); and

                           (xi)  receivables of third-parties or other
                  financial assets of third-parties, either fixed or revolving, that by their terms convert into cash within a finite time period ("Other Assets" and, together with Agency Securities, Private Securities, Mortgage Loans and Contracts, "Financial Assets");

                  (b) to loan the funds of the Corporation to any person under loan agreements and other arrangements which are secured by Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets;

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                  (c)  to issue, acquire, own, hold, sell, deliver,
         receive, transfer assign, lend, borrower, pledge, finance, refinance, reinvest any distributions or payments on and otherwise deal with, and to form and comparably deal with pools of , (i) bonds, note or other evidence of indebtedness ("Debt Interests") that are directly or indirectly secured or collateralized by one or more Financial Assets,
         (ii) shares, pass-through certificates, participation certificates, trust securities or like instruments or interests ("Equity Interests") that directly or indirectly evidence interests in one or more Financial Assets; (iii) Debt Interests secured or collateralized directly or indirectly by one or more Debt Interests described in the preceding clause (c)(i) or by one or more Equity Interests described in the preceding clause (c)(i) or in one or more Equity Interests described in the preceding clause (c)(ii);

                  (d) to act as settlor or depositor of one or more trusts formed to issue any interests described in clauses (i), (ii), (iii) or
         (iv) of the preceding clause (c); and

                  (e) to engage in any activities and to exercise any powers permitted to corporations under the General Corporation Law of the State of Delaware (the "GCL") that are incidental to the foregoing and necessary or convenient to accomplish any of the foregoing purposes, including but not limited to entering into (i) underwriting agreements, certificate purchase agreements, mortgage asset purchase agreements, mortgage loan purchase agreements, bond purchase agreements, asset purchase agreements, repurchase agreements, reverse repurchase agreements, indentures, pooling agreements, participation agreements, trust agreements, deposit trust agreements, servicing agreements, master servicing agreements, special servicing agreements, asset management agreements and administration agreements, (ii) agreements for the provision of liquidity or credit support (including, without limitation, letters of credit, surety bonds, insurance policies, guarantees and guaranteed investment contracts) and (iii) currency and interest rate swap, cap, floor and collar transactions.

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is one thousand (1,000) shares, all of which shall be common stock, ten cents ($0.10) par value per share ("Common Stock"). All shares of Common Stock will be identical to each other in every respect.

                  (a) Voting Rights. Except as set forth herein or as otherwise required by law, each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

                  (b) Dividends and Other Distributions. The Board of Directors of the Corporation may from time to time, to the extent permitted under the GCL, cause dividends to be paid to holders of shares of Common Stock out of funds legally available for the payment

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         of dividends.  The holders of Common Stock shall be entitled to share ratably (according to the number of shares held by each of them) in any dividend or distribution on the Common Stock

                  (c) Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Common Stock shall be entitled to share ratably (according to the number of shares held by each of them) in the remaining net assets of the Corporation.

                  FIFTH:  The Corporation is to have perpetual existence.

                  SIXTH: The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

                  SEVENTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:


                           1.  Election of directors need not be by
                           written ballot. The Board of Directors shall have the power to alter, amend, repeal or adopt the By-laws of the Corporation; provided, however, that no such alteration, amendment, repeal or adoption of shall modify Article Three or this Paragraph 1 or Paragraph 2, 8 or 10 of this Article Seven (such Article Three and such Paragraphs of this Article Seven, collectively, the "Restricted Provisions"), or the effect of the Restricted Provisions, without the approval of such alterations, amendment, repeal or adoption in writing by each Independent Director.

                           2. The Corporation shall at all times after the date specified below, except as noted hereafter, have at least one director (an "Independent Director") who (i) is not a stockholder (whether direct, indirect or beneficial), customer or major creditor of CRIIMI MAE Inc. or any of its affiliates;
                           (ii) is not a director, officer, employee, affiliate or associate of CRIIMI MAE Inc. or any of its affiliates (other than (x) the Corporation and (y) any other affiliate on whose board of directors such person serves as an independent director); (iii) is not a person related by blood or marriage to any person referred to in clauses (i) or (ii); and (iv) is not a trustee, conservator or receiver for any affiliate of CRIIMI MAE Inc. In the event of the death, incapacity, resignation or removal of all Independent Directors, the remaining directors shall promptly appoint at least on Independent Director; provided, however, that the Board of Directors shall

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                           not vote on any matter other than such an appointment
                           unless and until at least one Independent Director has been duly appointed to serve on the Board. Notwithstanding the foregoing, the requirement that the Corporation have at all times at least one Independent Director shall not be effective until the date the Corporation shall issue, or act as settlor or depositor of any trust that issues, any security rated by any nationally recognized statistical rating organization or such earlier date as the directors may determine.

                           3. To the extent permitted under the GCL, no contract or other transaction to which this Corporation is a party will be void or voidable solely by reason of the fact that any directors or officers of this Corporation are directors, officers, creditors, stockholders, partners, members, trustees or otherwise interested in any other party to such contract, or are parties to or are otherwise interested in such contract or other transaction, if such interest is fully disclosed and the contract or other transaction shall be approved or ratified by the affirmative vote of directors who are not so interested constituting a majority of a quorum of directors present at a meeting of the Board of Directors. In the absence of actual fraud, no director or officer shall be liable to account to the Corporation for any profit realized by such individual from or through any such contract or other transaction of the types described above in this paragraph ratified or approved as aforesaid, by reason of such individual's interest in any such contract or other transaction.

                                    Directors interest in any such contract or
                           other transaction of the types described in the foregoing paragraph may be counted when present at meetings of the Board of Directors for the purpose of determining the existence of a quorum to consider and vote on any such contract or other transaction.

                                    Any contract or other transaction that shall
                           be approved or ratified by the vote of the holders of a majority of the stock of the Corporation at any time having voting power for the election of directors present, in person or by proxy, at any annual or special meeting of stockholders (provided that a lawful quorum of such stockholders be there present in person or by proxy) shall, to the fullest extent permitted by law, be as valid and as binding upon the Corporation and upon all its stockholders as though it had been approved or ratified by every stockholder of the Corporation.

                           4. To the extent permitted under the GCL, any person (including, but not limited to, stockholders, partners, members, trustees, directors, officers and employees of the Corporation or any affiliate of the Corporation) may engage in or posses an interest in other business ventures of every nature and description, independently or with others, whether such ventures are competitive

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                           with the Corporation or otherwise, and neither the
                           Corporation not its stockholders shall have any right in or to such independent ventures or to the income or profits derived therefrom.

                           5. A director, or a member of any committee designated by the Board of Directors, shall, in the performance of such individual's duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation, its stockholders, its Board of Directors or any such committee, by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation. Without prejudice to the generality of the foregoing, a director shall be fully protected in relying in good faith upon the books of account or the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

                           6. Whenever under the provisions of the laws of the State of Delaware or this Certificate of Incorporation the vote of the holders of Common Stock at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of such holders may be dispensed with and such actions may be effectively and validly taken on the written consent of the holders of not less than a majority of the shares of Common Stock then outstanding, provided that in no case shall such written consent be by the holders of Common Stock having less than the minimum percentage of the total vote required by statute for the proposed corporate action, and provided, further, that prompt notice shall be given to all stockholders or the taking of corporate action without a meeting and by less than unanimous written consent.

                           7. The books of the Corporation may (subject to any statutory requirements) be kept at such place whether within or outside the State of Delaware as may be designated by the Board of Directors or in the By-laws of the Corporation. The Corporation shall maintain its financial and accounting books and records separate from those of any affiliate of the Corporation. The Corporation shall pay from its assets all obligations and indebtedness of any kind incurred by the Corporation, and shall not pay from its assets any obligations or indebtedness of any affiliate of the Corporation.

                           8. Notwithstanding any other provision of this Certificate of Incorporation and any provision of law, the Corporation shall not do any of the following:

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                                    (a)  engage in any business or activity
                            other than as set forth in Article Three hereof;

                                    (b) without the affirmative vote of all of
                           the members of the Board of Directors of the Corporation (which must include the affirmative vote of all duly appointed Independent Directors), (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against it,
                           (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) or the Corporation or a substantial part of its property, (v) make a general assignment for the benefit of creditors, (iv) admit in writing its inability to pay its debt generally as they become due or (vii) take any corporate action in furtherance of the actions set forth in clauses (i) through (vi) of this subparagraph; or

                                    (c) merge or consolidate with any other
                           corporation, company or entity or, except in the ordinary course of its business, convey, transfer or lease all or substantially all of its assets to any other entity, unless the entity resulting from such consolidation or merger or the entity which acquires by conveyance or transfer, or which leases, all or substantially all the assets of the Corporation (i) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, (ii) shall have a certificate of incorporation containing provisions identical in substance to the Restricted Provisions, and (iii) shall expressly assume in writing the due and punctual payment and performance of all covenants, obligations and liabilities to or by which the Corporation is bound immediately prior to such merger, consolidation or conveyance, transfer or lease.

                           9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner now or hereafter provided herein or by statute and, except as provided in Paragraph 1 of this Article, all rights, preferences and privileges conferred by this Certificate of Incorporation upon stockholders, directors or any other person are granted subject to such reservation; provided, however, that the Corporation shall not amend, alter, change or repeal any provision of the Restricted Provisions without the affirmative vote of all Independent Directors; and provided, further, that the Corporation shall not amend or change any provision other than the Restricted Provisions so as to be inconsistent with the Restricted Provisions.

                                                    -7-

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                           10. When exercising any vote provided for in
                           this Article, each director shall cast its vote recognizing that is fiduciary duty with respect to such vote runs to the Corporation and the Corporation's creditors as well as to the stockholders of the Corporation.

         EIGHTH:         (a)  The Corporation shall indemnify any person who was
or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of theCorporation, or is or was serving at the request of the Corporation as a director, trustee, officer, manager, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                           (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, manager, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner her or she reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.


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                           (c)  To the extent that a director, officer,
         employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraph (a) or (b) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connnection therewith.

                           (d)  Any indemnification under Paragraph (a) or
         (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Paragraphs (a) and (b) of this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                           (e)  Expenses (including attorneys' fees)
         incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt or an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                           (f)  The indemnification and advancement of
         expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding any such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           (g)  The Corporation shall have power to
         purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, manager, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.



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         NINTH:  To the fullest extent that the GCL as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         TENTH:   (a)      The name of the incorporator is William B. Dockser
and his mailing address is c/o CRIIMI MAE Inc., 11200 Rockville Pike, Rockville, Maryland 20852.

                  (b) The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualify are set forth below:

         Name                               Mailing Address

William B. Dockser                  c/o CRIIMI MAE Inc.
                                    11200 Rockville Pike
                                    Rockville, Maryland  20852

H. William Willoughby               c/o CRIIMI MAE Inc.
                                    11200 Rockville Pike
                                    Rockville, Maryland  20852

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 12th day of August, 1997.


                               /s/William B. Dockser
                               -----------------------------
                               William B. Dockser